UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY SUPPLEMENT
SUPPLEMENTAL INFORMATION REGARDING THE 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 18, 2026

This proxy supplement (the “Supplement”) updates and supplements the definitive proxy statement dated May 7, 2026 (the “Proxy Statement”) of Genco Shipping & Trading Limited (“Genco” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) relating to its Annual Meeting of Shareholders to be held on June 18, 2026 (the “2026 Annual Meeting”). The Proxy Statement and accompanying WHITE proxy card were first mailed to shareholders on or about May 7, 2026. The Supplement, which should be read in conjunction with the Proxy Statement, is dated June 8, 2026. Except as specifically supplemented by the information set forth herein, all information set forth in the Proxy Statement remains unchanged.

Share Count Information as of April 24, 2026

If the amendment to the 2015 Equity Incentive Plan (the “Plan”) is approved, it will increase the number of shares of our common stock available for awards under the Plan by 1,673,000 shares. The following table provides information regarding our outstanding equity awards and common shares available for future awards under the Company’s existing equity compensation plans as of April 24, 2026:

Number of shares remaining available for future grant under the Plan(1)	324,857
Number of shares relating to outstanding stock options	69,284
Number of shares relating to full-value awards (includes restricted stock units and performance restricted stock units) outstanding(2)	1,238,898
Weighted average remaining term of outstanding options	0.83 years
Weighted average exercise price of outstanding options	$9.91

(1)
Represents the total number of shares available for future awards under the Plan, excluding outstanding equity awards included in the third line of this table.  The Plan is the Company’s only active equity compensation plan.

(2)	Outstanding performance restricted stock units reflected at target level of achievement.